UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 6, 2007

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariners Island Blvd, Ste 300 San Mateo, California	94404-1592
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 524 3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers

(c)

On June 6, 2007, the Board of Directors of Wherify Wireless, Inc., (“Wherify”) appointed Vincent D. Sheeran, age 49, as the Chief Executive Officer of Wherify.

From April 2002 to May 2006 Mr. Sheeran served as the President and Chief Executive Officer of UltraLink, Inc. where he was responsible for transforming the business into a well respected HRO with a growing number of services. Mr. Sheeran also orchestrated the successful sale of the company to Barring Private Equity of India. Prior to UltraLink, Mr. Sheeran worked at Epicor Software from June 1995 to September 2001 as the Senior Vice President of Worldwide Sales, where he was responsible for profit and loss for all international regions and directed the company’s overall sales efforts. During this period, Mr Sheeran also held other senior positions at Epicor, including Senior Vice President, Marketing. Prior to Epicor, he held senior executive positions at several other growing technology firms, including Software Plus, Inc., Tesseract, and McCormack and Dodge. Mr. Sheeran holds a B.S in Management and Management Sciences from the University of South Carolina.

In connection with Mr. Sheeran’s appointment as Chief Executive Officer, Wherify entered into an employment agreement with Mr. Sheeran, dated June 6, 2007 (the “Agreement”). Pursuant to the Agreement, Mr. Sheeran will be paid an annual base salary of $200,000, $2,000 per month for living expenses and will be eligible to receive a bonus equal to 100% of his annual salary for meeting milestones to be agreed upon between Wherify and Mr. Sheeran and documented within 30 days of employment. Wherify has the option to pay up to 50% of any bonus earned by Mr. Sheeran in Wherify’s common stock. In addition, Mr. Sheeran was granted an option to purchase 4,000,000 shares of Wherify common stock. The option vests over four years at a rate of 1/48 per month and has an exercise price of $0.16. Mr. Sheeran is entitled to all Wherify benefits including medical and dental.

The Agreement also provides that in the event Mr. Sheeran is terminated without cause or good reason he will be entitled to one year severance payable in either (i) a lump sum with no continued benefits or stock vesting or (ii) a 12 month payout of annual salary, benefits and continued vesting of stock options. All vested options must be exercised within 90 days after termination or resignation.

In addition, the Agreement provides that in the event of a change of control, all stock options shall immediately vest.

The Agreement also provides that Mr. Sheeran is entitled to one seat on Wherify’s Board of Directors.

Item 8.01. Other Events

On June 7, 2007, Wherify issued a press release announcing Mr. Sheeran’s appointment as Chief Executive Officer and an upcoming conference call introducing Mr. Sheeran to investors. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 7, 2007 titled “Wherify Wireless, Inc. Announces New CEO Vincent Sheeran and Upcoming Conference Call”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHERIFY WIRELESS, INC.

Date: June 7, 2007	By:	/s/ Edna Carter
Name: Edna Carter Title: Chief Accounting Officer, Controller

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 7, 2007 titled "Wherify Wireless, Inc. Announces New CEO Vincent Sheeran and Upcoming Conference Call”